   As filed with the Securities and Exchange Commission on February 21, 2001.
                                                      Registration No. 333-_____
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ________________


                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ________________


                            FIRST DATA CORPORATION
            (Exact name of Registrant as specified in its charter)

                  Delaware                                 47-0731996
      (State or other jurisdiction of                   (I.R.S. employer
       incorporation or organization)                identification number)

                           5660 New Northside Drive
                                  Suite 1400
                          Atlanta, Georgia 30328-5800
                                (770) 857-0001
    (Address, including zip code, and telephone number,including area code, of Registrant's principal executive offices)

                                Michael T. Whealy
             Executive Vice President, Chief Administrative Officer
                               and General Counsel
                             First Data Corporation
                            5660 New Northside Drive
                                   Suite 1400
                           Atlanta, Georgia 30328-5800
                                 (770) 857-0001
               (Name and address including zip code, and telephone
               number, including area code, of agent for service)
                                    ______

                                   Copies to:

      Thomas A. Rossi, Esq.                     Fredrick C. Lowinger, Esq.
      First Data Corporation                         Sidley & Austin
      11718 Nicholas Street                           Bank One Plaza
          Stop Code M-10                         10 South Dearborn Street
      Omaha, Nebraska 68154                      Chicago, Illinois 60603

     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-24667

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]____________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


                        CALCULATION OF REGISTRATION FEE


===================================================================================================================
                                                         Proposed           Proposed
       Title of Each Class of          Amount             Maximum            Maximum
          Securities to be             to be            Offering Price       Aggregate             Amount of
             Registered            Registered (1)        Per Unit (2)     Offering Price (2)    Registration Fee
-------------------------------------------------------------------------------------------------------------------
Debt Securities ................
Common Stock (3)................   $105,000,000             100%            $105,000,000            $26,250
Preferred Stock (3).............
===================================================================================================================

(1) Such indeterminate number or amount of debt securities, common stock and preferred stock as may from time to time be issued at indeterminate prices. Plus an additional amount of debt securities issued with an original issue discount such that the aggregate initial public offering price of all securities registered hereby will not exceed $105,000,000 in U.S. dollars or the U.S. dollar equivalent in foreign currency or currency units.

(2) Estimated solely for the purpose of calculating the registration fee. The aggregate initial public offering price of the securities registered hereby will not exceed $105,000,000 in U.S. dollars or the U.S. dollar equivalent in foreign currency or currency units.

(3) Also includes such presently indeterminable number of shares of common stock and preferred stock as may be issued upon conversion or exchange of any debt securities or preferred stock that provide for conversion into or exchange for other securities. No separate consideration will be received for the common stock or preferred stock issuable upon such conversion or exchange.

                              EXPLANATORY STATEMENT

         This registration statement on Form S-3 is being filed pursuant to Rule 462(b) and General Instruction IV to Form S-3, both promulgated under the Securities Act of 1933, as amended, to register an additional $105,000,000 maximum aggregate offering price of debt securities, common stock and preferred stock of First Data Corporation. The contents of the registration statement on Form S-3 (Registration No. 333-24667), which registration statement was previously filed with the Securities and Exchange Commission on May 1, 1997, are incorporated by reference into this registration statement.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on February 20, 2001.


                                              FIRST DATA CORPORATION


                                              By: /s/ THOMAS A. ROSSI
                                                  ---------------------------
                                                  Thomas A. Rossi
                                                  Assistant Secretary


          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                     Signature                        Title                        Date
                     ---------                        -----                        ----
/s/    HENRY C. DUQUES                  Chairman of the Board and Chief        February 20, 2001
------------------------------------    Executive Officer
         Henry C. Duques

/s/    KIMBERLY S. PATMORE              Executive Vice President and Chief     February 20, 2001
------------------------------------    Financial Officer (Principal
         Kimberly S. Patmore            Financial Officer)

/s/    THOMAS L. MOORE                  Vice President and Corporate           February 20, 2001
------------------------------------    Controller (Principal Accounting
         Thomas L. Moore                Officer)

/s/    CHARLES T. FOTE                  Director                               February 20, 2001
------------------------------------
         Charles T. Fote

/s/    COURTNEY F. JONES                Director                               February 20, 2001
------------------------------------
         Courtney F. Jones

/s/    ROBERT J. LEVENSON               Director                               February 20, 2001
------------------------------------
         Robert J. Levenson

/s/    JAMES D. ROBINSON III            Director                               February 20, 2001
------------------------------------
         James D. Robinson III

/s/    CHARLES T. RUSSELL               Director                               February 20, 2001
------------------------------------
         Charles T. Russell

/s/    BERNARD L. SCHWARTZ              Director                               February 20, 2001
------------------------------------
         Bernard L. Schwartz

/s/    JOAN E. SPERO                    Director                               February 20, 2001
------------------------------------
         Joan E. Spero

/s/    GAREN K. STAGLIN                 Director                               February 20, 2001
------------------------------------
         Garen K. Staglin

/s/    ARTHUR F. WEINBACH               Director                               February 20, 2001
------------------------------------
         Arthur F. Weinbach

                                 EXHIBIT INDEX

 Exhibit
 Number
 ------

   5.1      Opinion of Thomas A. Rossi, Esq.

  15        Letter re: Unaudited Interim Financial Information.

  23.1      Consent of Ernst & Young LLP.

  23.2      Consent of Thomas A. Rossi, Esq. (included in Exhibit 5.1).